Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
March 30, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2006, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with SBI Brightline XIII, LLC, a California limited liability company (“SBI”). Pursuant to the Stock Purchase Agreement, SBI is obligated to purchase, on the dates we elect, up to 10,500,000 shares of our Common Stock for an aggregate purchase price of $15,500,000. The shares are to be sold in five tranches (the first tranche consisting of 2,500,000 shares and the other four tranches consisting of 2,000,000 shares each) at increasing per share purchase prices ranging from $1.20 to $1.75 (for a weighted average price of $1.47 per share). Except for the requirement to sell the tranches in order and the requirement that the resale of the shares be registered as described below, there is no limitation on when we may require SBI to purchase the shares included in any tranche. We are not obligated to sell any shares to SBI unless and until we make an election to do so. SBI is not obligated to purchase shares pursuant to the Stock Purchase Agreement unless the resale of the shares by SBI is covered by an effective registration statement under the Securities Act of 1933 and we are obligated under the Stock Purchase Agreement, as soon as practicable, but in any event within 120 days, to prepare and file with the Securities and Exchange Commission a registration statement on Form SB-2 or other applicable form for such purpose.

We expect to exercise our right to sell shares to SBI when and as we deem necessary to fund our ongoing business operations and development activities, based on our cash requirements, revenues from operations, third party research support, licenses and potential strategic investments, and the availability of debt or equity financing from other sources on more favorable terms. The shares will be issued and sold to SBI without registration under the Securities Act of 1933 pursuant to the exemption provided under Section 4(2) thereof and Rule 506 promulgated thereunder.

In connection with the Stock Purchase Agreement, on March 30, 2006, we issued to SBI a Warrant for the purchase of up to 3,300,000 shares of our Common Stock at exercise prices ranging from $1.20 to $1.75. The material terms of the Warrant are described in Item 3.02 below.

The Stock Purchase Agreement is filed herewith as Exhibit 4.1. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to such Exhibit.

Item 3.02. Unregistered Sale of Equity Securities.

On March 30, 2006, in connection with the Stock Purchase Agreement described in Item 1.01 above, we issued to SBI a Warrant for the purchase of up to 3,300,000 shares of our Common Stock at exercise prices ranging from $1.20 to $1.75. The Warrant expires on March 30, 2008, and may be exercised only if, and to the extent that, the tranches of shares covered by the Stock Purchase Agreement are issued and sold to SBI. The Warrant may be exercised with respect to 785,715 shares (at an exercise price of $1.20 per share) upon the completion of the sale of the first tranche under the Stock Purchase Agreement and with respect to additional tranches of 628,572 shares each (at exercise prices ranging from $1.35 to $1.75) upon completion of each successive tranche. The Warrant may not be exercised if, and to the extent that, immediately following such exercise the holder thereof would beneficially own 5% or more of our outstanding Common Stock. The Warrant may be exercised in cash or by cashless exercise (involving the surrender of a portion of the Warrant valued at the then-current market price of our Common Stock) in lieu of cash payment.

The Warrant was issued, and the shares issuable thereunder will be issued, without registration under the Securities Act of 1933 pursuant to the exemption provided under Section 4(2) thereof and Rule 506 promulgated thereunder.

The Warrant is filed herewith as Exhibit 4.2. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
4.1	Stock Purchase Agreement dated March 30, 2006 by and between NaturalNano, Inc. and SBI Brightline XIII, LLC
4.2	Warrant for 3,300,000 shares of Common Stock issued to SBI Brightline XIII, LLC

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: March 31, 2006	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer